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DOLLAR GENERAL CORPORATION ANNOUNCES MANAGEMENT CHANGES

GOODLETTSVILLE, Tenn. –April 10, 2008 – Dollar General Corporation today announced certain senior management changes as part of its refocused operating plan.  As previously communicated, Dollar General has begun a series of initiatives intended to build on its proven strengths while also introducing greater operating discipline and a more strategic approach to growth.   The management realignment announced today is designed to enable Dollar General to execute its key business goals.

David L. Beré, who most recently served as President and Chief Operating Officer, has been named President and Chief Strategy Officer, a newly created role.  In this new position, Mr. Beré will work closely with the senior management team to ensure effective execution of the 2008 business initiatives and will assist Chief Executive Officer Rick Dreiling in identifying and implementing the Company’s strategic initiatives going forward.

In addition, the Company has made other strategic changes.  Beryl Buley, Division President of Merchandising, Marketing and Supply Chain, and Wayne Gibson, Senior Vice President of Dollar General Market, have resigned from the Company effective April 15, 2008.

The Company will promptly commence a search for a new head of merchandising.  In the interim, Dollar General’s merchandising group, which encompasses all merchandising, marketing and supply chain functions, will report directly to Mr. Dreiling.  Operational functions of Dollar General Market stores will report to Kathleen Guion, Division President of Store Operations and Store Development.

Mr. Dreiling stated, “I am pleased that Dave has taken on this new and critical role as we begin to implement our new operating priorities.  Dave has proven his value to the Dollar General team, and I look forward to continuing to partner with him to drive our business forward.

“Beryl and Wayne have been key contributors to the senior management team of our Company.  We are grateful for their service to Dollar General and wish them the very best in their future endeavors.  As we move forward, we will continue to bolster and expand our executive team so that we can properly execute the Company’s refocused operating plan and prepare the Company for its next phase of growth.”

About Dollar General Corporation

Dollar General is the largest discount retailer in the United States by number of stores with more than 8,200 neighborhood stores located in 35 states. Dollar General helps shoppers Save Time. Save Money. Every Day.(R) by offering national branded items that are frequently used and replenished such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, house wares and seasonal items at everyday low prices in convenient neighborhood stores. Dollar General is among the largest retailers of top-quality products made by America's most trusted manufacturers such as Procter & Gamble, Kimberly Clark, Unilever, Kellogg's, General Mills, Nabisco, and Fruit of the Loom. The Company store support center is located in Goodlettsville, Tennessee. Dollar General's Web site can be reached at www.dollargeneral.com.

Forward-Looking Statements

This press release contains forward-looking information. The words "believe," "anticipate," "project," "plan," "schedule," "expect," "estimate," "objective," "forecast," "goal," "intend," "committed," "will likely result," or "will continue" and similar expressions generally identify forward-looking statements. These matters involve risks, uncertainties and other factors that may cause the actual performance of the Company to differ materially from that expressed or implied by these forward-looking statements. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate and, therefore, actual results may differ materially from those projected by, or implied in, the forward-looking statements. Factors that may result in actual results differing from such forward-looking information include, but are not limited to those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2008, filed with the SEC on March 28, 2008.

Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they were made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

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